Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      119,503,901
CITIGROUP, INC.                             52-1568099       28,775,790
GOLDMAN, SACHS & CO.                        13-5100880       15,396,603
JPMORGAN CHASE & CO.                        13-3224016        9,691,183
BNP PARIBAS SECURITIES CORP.                13-3235334        4,115,704
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        2,161,228
MORGAN STANLEY CO INCORPORATED              13-2665598        1,564,869
BARCLAYS CAPITAL INC.                       05-0346412        1,626,518
WELLS FARGO BANK                            41-0449260        1,736,543
BANK OF NEW YORK MELLON                     00-0000000          898,580






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        2,736,598
CITIGROUP, INC.                             52-1568099        2,360,865
GOLDMAN, SACHS & CO.                        13-5100880       15,669,122
JPMORGAN CHASE & CO.                        13-3224016        5,928,794
BNP PARIBAS SECURITIES CORP.                13-3235334          722,353
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        1,822,240
MORGAN STANLEY CO INCORPORATED              13-2665598        1,208,934
BARCLAYS CAPITAL INC.                       05-0346412          892,879
WELLS FARGO BANK                            41-0449260          661,739
BANK OF NEW YORK MELLON                     00-0000000          415,496




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    190,316,132 D. Total Sales: 36,192,438

                               SCREEN NUMBER : 12